Exhibit 99.1

Court Approves Dynacq Derivative Settlement

HOUSTON—(BUSINESS WIRE)—November 10, 2003—Dynacq International Inc. (Nasdaq/NM:DYII) today announced that the Judge in Brill v. Chan et al., (2002-07135 in the 295th Judicial District Court of Harris County, Texas), a shareholder derivative case, has approved the proposed settlement of the case.

A Stipulation of Settlement was executed by both parties and filed with the Court on September 11, 2003. The final Settlement, as approved by the Court today, provides, among other things, that (1) the suit will be dismissed and (2) defendants will pay the legal fees and expenses of plaintiffs, which the Court set at $500,000. Plaintiffs’ counsel has offered to accept such payment in Dynacq Common Stock or in cash. Among the terms of the Settlement, it is stipulated that, as a result of the prosecution of the lawsuit and/or the work of the Special Litigation Committee of the Board of Directors of Dynacq, Dynacq has implemented and/or has agreed to implement certain procedures relating to its Audit Committee and its accounting for uncollectible accounts and contractual allowances. The Settlement does not require any change in previously reported financial statements.

Certain statements contained in this press release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Although the Company believes its expectations are based on reasonable assumptions within the bounds of its knowledge of its business and operations, there can be no assurance that actual results will not differ materially from its expectations. Such forward-looking statements involve a number of known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. More detailed information about factors that may cause actual results to materially differ is contained in the Company’s filings with the Securities and Exchange Commission. The words “looking forward,” “believe,” “expect,” “likely,” “will be,” “bright future,” “succeed,” “continue,” “prosper and grow” and similar expressions identify forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date that such statements were made. The Company undertakes no obligation to update any forward-looking statements contained in this press release.

Source: Dynacq International, Inc.